Exhibit 10.1
FIRST AMENDMENT
TO FOURTH AMENDED AND RESTATED
WAREHOUSING CREDIT AGREEMENT
          This FIRST AMENDMENT TO FOURTH AMENDED AND RESTATED WAREHOUSING CREDIT AGREEMENT (this “Amendment”), made and entered into as of November 2, 2007 (the “Effective Date”), by and among HOMEAMERICAN MORTGAGE CORPORATION, a Colorado corporation (“Borrower”), the financial institutions which are signatories hereto (each a “Bank” and collectively, the “Banks”), and U.S. BANK NATIONAL ASSOCIATION, as agent for the Banks (in such capacity, together with any successor agents appointed hereunder, the “Agent”).
RECITALS
          1. The Borrower, the Agent and the Banks entered into a Fourth Amended and Restated Warehousing Credit Agreement dated as of September 5, 2006 (the “Credit Agreement”); and
          2. The Borrower desires to amend certain provisions of the Credit Agreement pursuant to the provisions of Section 8.05(a) and the Banks and the Agent are willing to do so upon the terms and subject to the conditions of this Amendment.
AGREEMENT
          NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby covenant and agree to be bound as follows:
          Section 1. Capitalized Terms. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement, unless the context shall otherwise require.
          Section 2. Amendments to Credit Agreement.
     2.1 Reports. Clause (g) of Section 4.01 of the Credit Agreement is deleted in its entirety and the following is substituted in lieu thereof:
     (g) within 30 days after the end of each calendar month, an Inventory/Pipeline Report satisfactory to the Required Banks;
     2.2 Liquidity. Section 4.18 of the Credit Agreement is deleted in its entirety and the following is substituted in lieu thereof:
     4.18 Liquid Assets. Not at any time permit the sum of the Borrower’s cash plus unused Borrowing Base to be less than $7,500,000.

     2.3 Events of Default. Section 6.01(c) is amended by deleting therefrom the reference to Section 4.18, and Section 6.01(b) is amended in its entirety to read as follows:
     (b) Default for five Business Days in the payment when due of interest on a Bank’s Note or in the performance of the Company’s covenant contained in Section 4.18; or
     2.4 List of Approved Investors. Schedule 1.01(a) to the Credit Agreement is hereby amended to read as set forth on Schedule 1.01(a) attached to this Amendment, which is made a part of the Credit Agreement as Schedule 1.01(a) thereto.
     2.5 Warehousing Commitment Amounts. Schedule 1.01(b) to the Credit Agreement is hereby amended to read as set forth on Schedule 1.01(b) attached to this Amendment, which is made a part of the Credit Agreement as Schedule 1.01(b) thereto.
     2.6 Borrowing Base/Compliance Certificate. Schedule 4.01(e) to the Credit Agreement is hereby amended to read as set forth on Schedule 4.01(e) attached to this Amendment, which is made a part of the Credit Agreement as Schedule 4.01(e) thereto.
     2.7 Exhibit A. Exhibit A to the Credit Agreement is hereby amended to read as set forth on Exhibit A attached to this Amendment, which is made a part of the Credit Agreement as Exhibit A thereto.
          Section 3. Effectiveness of Amendments. The amendment contained in this Amendment shall become effective upon delivery by the Borrower to the Agent of, and compliance by the Borrower with, the following:
     3.1 This Amendment and a new Note in favor of the Agent as a Bank duly executed by the Borrower and, as to the Amendment, the Banks.
     3.2 A certificate of the Secretary or Assistant Secretary of the Borrower (1) certifying that there has been no amendment to the Articles of Incorporation or Bylaws of the Borrower since true and accurate copies of the same were last delivered to the Agent with certificates of the Secretary or Assistant Secretary of the Borrower, and (ii) confirming that a resolution of the Board of Directors of the Borrower authorizes the execution, delivery and performance of this Amendment and any other documents executed in connection herewith including the new Note in favor of the Agent as a Bank (the “Amendment Documents”), and identifying the officers of the Borrower authorized to sign the Amendment Documents.
     3.3 The Borrower shall have satisfied such other conditions as specified by the Agent, including payment of all unpaid legal fees and expenses incurred by the Agent through the date of this Amendment in connection with the Credit Agreement and the Amendment Documents.
          Section 4. Representations, Warranties, Authority, No Adverse Claim.
     4.1 Reassertion of Representations and Warranties, No Default. The

Borrower represents that on and as of the date hereof and after giving effect to this Amendment (a) all of the representations and warranties contained in the Credit Agreement are true, correct and complete in all respects as of the date hereof as though made on and as of such date, except for changes permitted by the terms of the Credit Agreement and assuming that references to financial statements are deemed references to the most recent financial statements provided by the Borrower under Section 4.01, and (b) there will exist no Unmatured Event of Default or Event of Default under the Credit Agreement as amended by this Amendment on such date.
     4.2 Authority, No Conflict, No Consent Required. The Borrower represents and warrants that it has the power and legal right and authority to enter into the Amendment Documents and has duly authorized as appropriate the execution and delivery of the Amendment Documents and other agreements and documents executed and delivered by it in connection herewith or therewith by proper corporate action, and none of the Amendment Documents nor the agreements contained herein or therein contravenes or constitutes a default under any agreement, instrument or indenture to which the Borrower is a party or a signatory or a provision of the Borrower’s Articles of Incorporation, Bylaws or any other agreement or requirement of law, or result in the imposition of any Lien on any property of the Borrower under any agreement binding on or applicable to the Borrower or any of its property except, if any, in favor of the Banks. The Borrower represents and warrants that no consent, approval or authorization of or registration or declaration with any Person, including but not limited to any governmental authority, is required in connection with the execution and delivery by the Borrower of the Amendment Documents or other agreements and documents executed and delivered by the Borrower in connection therewith or the performance of obligations of the Borrower therein described, except for those which the Borrower has obtained or provided and as to which the Borrower has delivered certified copies of documents evidencing each such action to the Agent.
     4.3 No Adverse Claim. The Borrower warrants, acknowledges and agrees that no events have taken place and no circumstances exist at the date hereof that would give the Borrower a basis to assert a defense, offset or counterclaim to any claim of the Banks with respect to the Secured Obligations.
          Section 5. Affirmation of Credit Agreement, Further References, Affirmation of Security Interest. The Agent, the Banks and the Borrower each acknowledge and affirm that the Credit Agreement, as hereby amended, is hereby ratified and confirmed in all respects and all terms, conditions and provisions of the Credit Agreement, except as amended by this Amendment, shall remain unmodified and in full force and effect. All references in any document or instrument to the Credit Agreement are hereby amended and shall refer to the Credit Agreement as amended by this Amendment. The Borrower confirms to the Agent and the Banks that the Secured Obligations are and continue to be secured by the security interest granted by the Borrower in favor of the Agent for the benefit of the Banks under the Pledge and Security Agreement, and all of the terms, conditions, provisions, agreements, requirements, promises, obligations, duties, covenants and representations of the Borrower under such documents and any and all other documents and agreements entered into with respect to the obligations under the Credit Agreement are incorporated herein by reference and are hereby ratified and affirmed in all respects by the Borrower.

          Section 6. Successors. The Amendment Documents shall be binding upon the Borrower, the Banks and the Agent and their respective successors and assigns, and shall inure to the benefit of the Borrower, the Banks and the Agent and the successors and assigns of the Banks and the Agent.
          Section 7. Legal Expenses. As provided in Section 8.03 of the Credit Agreement, the Borrower agrees to reimburse the Agent, upon execution of this Amendment, for all reasonable out-of-pocket expenses (including attorney fees and legal expenses of Dorsey & Whitney LLP, counsel for the Agent determined in accordance with such counsel’s generally applicable rates which may be less than the rates charged to the Agent in certain matters) incurred in connection with the Credit Agreement, including in connection with the negotiation, preparation and execution of the Amendment Documents and all other documents negotiated, prepared and executed in connection with the Amendment Documents, and in enforcing the obligations of the Borrower under the Amendment Documents, and to pay and save the Banks harmless from all liability for, any stamp or other taxes which may be payable with respect to the execution or delivery of the Amendment Documents, which obligations of the Borrower shall survive any termination of the Credit Agreement.
          Section 8. Counterparts. The Amendment Documents may be executed in several counterparts as deemed necessary or convenient, each of which, when so executed, shall be deemed an original, provided that all such counterparts shall be regarded as one and the same document, and either party to the Amendment Documents may execute any such agreement by executing a counterpart of such agreement.
          Section 9. Exiting Bank.
     9.1 Notwithstanding Section 2.14(a) of the Credit Agreement, the Borrower, the Banks and the Agent hereby agree to the termination of Washington Mutual Bank’s (“the “Exiting Bank”) Commitment under the Credit Agreement as of the Effective Date. The Borrower, the Banks and the Agent agree that in respect of such termination, the provisions of Section 2.14 of the Credit Agreement shall be waived and that this Amendment shall govern the terms of such termination by the Exiting Bank.
     9.2 On the Effective Date, the aggregate unpaid principal amount of Loans made by the Exiting Bank under the Credit Agreement and related Note, together with all interest, fees and other amounts, if any, payable to the Exiting Bank thereunder as of the Effective Date (the “Payoff Amount”), shall be repaid in full from the proceeds of Loans made by the remaining Banks, and the Commitment of the Exiting Bank under the Credit Agreement shall terminate. The Agent shall distribute to the Exiting Bank by no later than 3:00 P.M. (Minneapolis time) on the Effective Date, out of the proceeds of Loans made for such purpose, the amount required to pay the Exiting Bank the Payoff Amount in full, whereupon the Exiting Bank shall no longer be a party to the Credit Agreement and all related documents other than in respect of rights to indemnities and similar rights (including, without limitation, pursuant to Section 8.03 of the Credit Agreement) for events occurring or matters relating to the period prior to the Effective Date, and the Exiting Bank shall be released from all its obligations under the Credit Agreement and all related documents.

          Section 10. Governing Law. THE AMENDMENT DOCUMENTS SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF MINNESOTA, WITHOUT GIVING EFFECT TO CONFLICT OF LAW PRINCIPLES THEREOF, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS, THEIR HOLDING COMPANIES AND THEIR AFFILIATES.
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          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date and year first above written.

HOMEAMERICAN MORTGAGE CORPORATION
By:	/s/ John J. Heaney
Title:	Senior Vice President and Treasurer

(Signature Page — Borrower)

U.S. BANK NATIONAL ASSOCIATION, as Agent and as a Bank
By:	/s/ Edwin D. Jenkins
Title:	Senior Vice President

(Signature Page — U.S. Bank)

JPMORGAN CHASE BANK, N.A.
By:	/s/ Kenneth A. Brock
Title:	Vice President

(Signature Page — Bank One)

GUARANTY BANK
By:	/s/ Dan M. Killian
Title:	Senior Vice President

(Signature Page — Guaranty Bank)

COMERICA BANK
By:	/s/ Heather Slapak
Title:	Vice President

(Signature Page — Comerica Bank)

WASHINGTON MUTUAL BANK (Exiting Bank)
By:	/s/ Carolyn Warren
Its:	First Vice President

(Signature Page — WAMU)

EXHIBIT A
To First Amendment and to Fourth Amended And
Restated Credit Agreement
FORMULA
FOR
DETERMINING COLLATERAL VALUE
FOR BORROWING BASE
     The Collateral Value of the Eligible Pledged Mortgage Loans and other assets constituting Collateral shall be determined as follows:
     1. Eligible Pledged Mortgage Loans. The Collateral Value of an Eligible Pledged Mortgage Loan, at the time of any determination thereof, shall be an amount equal to the least of
     (a) the unpaid principal balance of such Eligible Pledged Mortgage Loan,
     (b) the Origination Price or the Acquisition Price, as the case may be, of such Eligible Pledged Mortgage Loan,
     (c) the purchase price under the Loan Specific Take-Out Commitment or Hedge to which such Eligible Pledged Mortgage Loan has been assigned, or, if such Eligible Pledged Mortgage Loan has not been assigned to a specific Loan Specific Take-Out Commitment or Hedge, the weighted average purchase price under the applicable Loan Specific Take-Out Commitments and Hedges described in the most recent summary furnished to the Agent by the Company pursuant to Section 4.01 of the Credit Agreement, and
     (d) at the election of the Agent, the Fair Market Value of such Eligible Pledged Mortgage Loan, less an amount equal to (i) 5% of the least of (a), (b), (c) or (d) above for Forty Year Amortizing Mortgage Loans, Second Mortgage Loans and Alt-A Mortgage Loans; and (ii) 2% of the least of (a), (b), (c) or (d) above for all other Eligible Pledged Mortgage Loans; provided, however, that:
     (A) the maximum aggregate Collateral Value that may be assigned to Eligible Pledged Mortgage Loans which are Wet Funded Loans shall be (1) 50% of the Aggregate Commitment Amount during the first four and last four Business Days of each month, and (3) 30% of the Aggregate Commitment Amount at all other times;
     (B) the maximum aggregate Collateral Value that may be assigned to Eligible Pledged Mortgage Loans which are Jumbo Mortgage Loans and Super Jumbo Mortgage Loans shall be 15% of the Aggregate Commitment Amount, and the maximum collateral value of all Super Jumbo Mortgage Loans shall not exceed 5% of the Aggregate Commitment Amount;

     (C) the maximum aggregate Collateral Value that may be assigned to Eligible Pledged Mortgage Loans with respect to which an instrument or document constituting or relating thereto has been redelivered to the Company for correction pursuant to Section 10.01 of the Pledge and Security Agreement, and has not been returned to the Collateral Agent, shall be $1,000,000;
     (D) the maximum aggregate Collateral Value that may be assigned to Eligible Pledged Mortgage Loans which are Forty Year Amortizing Mortgage Loans shall be 5% of the Aggregate Commitment Amount;
     (E) the maximum Collateral Value that may be assigned to Eligible Pledged Mortgage Loans that are Second Mortgage Loans shall be 5% of the Aggregate Commitment Amount;
     (F) the maximum Collateral Value that may be assigned to Eligible Pledged Mortgage Loans that are Alt-A Mortgage Loans shall be 15% of the Aggregate Commitment Amount;
     (G) the maximum Collateral Value that may be assigned to Eligible Pledged Mortgage Loans that are Non-Conforming Mortgage Loans shall be 0% of the Aggregate Commitment Amount;
     (H) the maximum Collateral Value that may be assigned to Eligible Pledged Mortgage Loans that are Uncovered Mortgage Loans shall be 0% of the Aggregate Commitment Amount: and
     (I) an Eligible Pledged Mortgage Loan will be considered as having no Collateral Value if any of the following events occur with respect thereto:
     (1) either (a) in the case of an Eligible Pledged Mortgage Loan which is other than a Jumbo Mortgage Loan or a Super Jumbo Mortgage Loan, 120 days (or, with the approval of the Agent, 150 days) elapse from the date on which such Eligible Pledged Mortgage Loan was pledged under the Pledge and Security Agreement, or (b) in the case of an Eligible Pledged Mortgage Loan which is a Jumbo Mortgage Loan or a Super Jumbo Mortgage Loan, 120 days elapse from the date on which such Eligible Pledged Mortgage Loan was pledged under the Pledge and Security Agreement, or (c) in the case of an Eligible Pledged Mortgage Loan which is a Second Mortgage Loan Mortgage, 90 days elapse from the date on which such Eligible Pledged Mortgage Loan was pledged under the Pledge and Security Agreement;
     (2) 45 days elapse from the date such Eligible Pledged Mortgage Loan was delivered to an investor for examination and purchase and such Eligible Pledged Mortgage Loan has not been returned to the Collateral Agent;
     (3) 20 days elapse from the date a Collateral document relating to such Eligible Pledged Mortgage Loan was delivered to the Company for correction or completion and such corrected or completed Collateral document has not been returned to the Collateral Agent;
     (4) in the case of an Eligible Pledged Mortgage Loan which is a Wet Funded Loan, seven (7) calendar days elapse from the date an Agreement to Pledge and a Collateral Identification Letter with respect to such Wet Funded Loan were executed by the Company and the Mortgage Note and other instruments and documents required by paragraph 2 of said Collateral Identification Letter have not been received by the Collateral Agent;
     (5) any payment required to be made under such Eligible Pledged Mortgage Loan is not paid when due and remains unpaid for a period of 60 days;
     (6) such Eligible Pledged Mortgage Loan ceases to be an Eligible Pledged Mortgage Loan; or
     (7) the Agent, at the direction of the Required Banks, notifies the Company that in the reasonable opinion of the Required Banks such Eligible Pledged Mortgage Loan is not marketable and should not be given Collateral Value hereunder.
     The Company shall provide the Agent with a certified schedule by the last day of each calendar month, prepared as of the last day of the preceding calendar month, of all the Eligible Pledged Mortgage Loans in respect of which either of the events described in clauses (5) and (6) of clause (I) above have occurred.
     2. Other Assets. The Collateral Value of any other asset (“Other Asset”) offered by the Company and accepted as Collateral by the Required Banks in their sole and absolute discretion shall be such amount of Collateral Value (if any) as the Required Banks may assign thereto in their sole and absolute discretion.
     3. Definitions. As used in this Exhibit, the following terms shall have the following respective meanings:
     “Acquisition Date”: with respect to a Mortgage Loan purchased by the Company, the date of such purchase.
     “Acquisition Price”: with respect to a Mortgage Loan which is purchased by the Company, the actual out-of-pocket cost to the Company incurred in connection with the purchase of such Mortgage Loan by the Company.
     “Agreement to Pledge”: as defined in the Pledge and Security Agreement.
     “Alt-A Mortgage Loan” a Mortgage Loan which (i) is a Mortgage Loan in which the mortgagor has a FICO score in excess of 620, (ii) is a Mortgage Loan not documented on loan documents prescribed by FNMA/FHLMC documents, or is not a fully documented Mortgage Loan on the documents of an Approved Investor, (iii) has an original principal balance of less than or equal to $800,000, and (iv) is subject to an Approved Investor Commitment, which Approved Investor must have a rating of no less than A1 or P1 from Moody’s or Standard and Poor’s (or be an Affiliate of an Approved Investor with such a rating).
     “Appraised Value”: with respect to an interest in real estate, the then current fair market value thereof as of a recent date satisfactory to the Agent, as determined by the FHA or the VA, if applicable, or, if there is no such determination, then as determined in accordance with accepted methods of appraising by a qualified appraiser who is a member of the American Institute of Real Estate Appraisers or other group of professional appraisers.
     “Approved Investor Commitment”: means a Loan Specific Take-Out Commitment from an Approved Investor or Hedge.
     “Collateral Identification Letter”: as defined in the Pledge and Security Agreement.
     “Conforming Mortgage Loan” means a first or second priority Mortgage Loan which (i) either is insured by the FHA or guaranteed by the VA or which fully conforms to all underwriting and other requirements for sale to FNMA, FHLMC or GNMA, and (ii) if said Mortgage Loan is a first priority Mortgage Loan and has a loan-to-value ratio which is greater than eighty percent (80%), said Mortgage Loan is covered by a policy of private mortgage insurance acceptable to FNMA/FHLMC and the Agent; provided that no such insurance shall be required for second lien Mortgage Loans, and (iii) if said Mortgage Loan is a second priority Mortgage Loan, (A) said Mortgage Loan was made contemporaneously with a first priority Mortgage Loan to the same mortgagee and for the same real estate and improvements, and (B) said Mortgage Loan, together with said first lien Mortgage Loan has a combined loan-to-value ratio which is not greater than one hundred percent (100%).
     “Eligible Pledged Mortgage Loan”: a Pledged Mortgage Loan: (a) the entire interest in which is owned by the Company, (b) which is an FHA Mortgage Loan, a VA Mortgage Loan, a Conforming Mortgage Loan, a Jumbo Mortgage Loan, a Super Jumbo Mortgage Loan, a Forty Year Amortizing Mortgage Loan, an Alt-A Mortgage Loan or a Second Mortgage Loan covering a completed residential property, (c) which is subject to an Approved Investor Commitment, (d) the Origination Date of which (in the case of a Pledged Mortgage Loan originated by the Company) is not more than 90 days prior to the date on which such Pledged Mortgage Loan becomes part of the Collateral, and (e) the Mortgage Note for which (in the case of a Pledged Mortgage Loan purchased by the Company) is dated not more than 90 days prior to the date on which such Pledged Mortgage Loan becomes part of the Collateral.
     “Fair Market Value”: at any date with respect to any Eligible Pledged Mortgage Loan, the FNMA market price for thirty (30) day mandatory future delivery of such Eligible Pledged Mortgage Loan quoted by Telerate or, if not so quoted, the bid price quoted in writing to the Agent as of the computation date by two nationally recognized dealers selected by the Agent who at the time are making a market in similar Mortgage Loans multiplied, in any case, by the outstanding principal balance thereof.

     “FHA Mortgage Loan”: a Mortgage Loan secured by a First Mortgage which is insured, or is eligible to be insured by, and is covered by a binding commitment of, the FHA pursuant to the provisions of the National Housing Act, as amended.
     “FICO”: means FICO®, a registered trademark of Fair Isaacs and Company.
     “First Mortgage”: a Mortgage which is subject to no prior or superior mortgage, deed of trust or other security deed in the land and interests in real property covered by such Mortgage.
     “Forty Year Amortizing Mortgage Loan”: a Mortgage Loan secured by a First Mortgage on improved real estate which (a) has an assumed forty year amortization period; (b) would be a Conforming Mortgage Loan but for the assumed forty year amortization period of such loan; and (c) has been underwritten in accordance with the guidelines of an Approved Investor.
     “Good Funds Agreement”: as defined in the Pledge and Security Agreement.
     “Hedge” means, with respect to Conforming Mortgage Loans, Alt-A Mortgage Loans and Non-Conforming Mortgage Loans for which the Borrower does not have Loan Specific Take-Out Commitments, a current, valid, binding, enforceable, written commitment, including, without limitation, forward sales (and purchases) of mortgage-backed securities, forward sales of bulk whole loan commitments be they best efforts or mandatory in nature and/or exchange traded futures or options contracts, which commitment is not subject to any term or condition (i) that is not customary in commitments of like nature or (ii) that, in the reasonably anticipated course of events, cannot be fully complied with prior to the expiration thereof, in which a perfected security interest has been granted to the Agent for the benefit of the Banks.
     “Jumbo Mortgage Loan”: a Mortgage Loan secured by a First Mortgage on improved real estate which (a) is in an amount in excess of the amount eligible for purchase by FHLMC and FNMA but does not exceed $1,000,000 and (b) has been underwritten in accordance with the guidelines of an Approved Investor.
     “Loan Specific Take-Out Commitment” means, with respect to Mortgage Loans that are included in the Eligible Pledged Mortgage Collateral, a current, valid, binding, enforceable, written commitment, issued by an Approved Investor, to purchase loans with characteristics of such Mortgage Loans from the originator from time to time at a specified price (or a specified spread to an agreed-upon index) and in amounts, and upon terms, satisfactory to the Agent, which commitment is not subject to any term or condition (i) that is not customary in commitments of like nature or (ii) that, in the reasonably anticipated course of events, cannot be fully complied with prior to the expiration thereof, in which a perfected and first-priority security interest has been granted by the Borrower to the Agent.
     “Loan-to-Value Ratio”: with respect to a Mortgage Loan secured by a Mortgage on improved real estate, the ratio (expressed as a percentage) which (a) the sum of the original principal amount of such Mortgage Loan plus the original principal amount of the Mortgage Loan secured by any prior Mortgage on such real estate, if any, bears to (b) the Appraised Value of such real estate.
     “Non-Conforming Mortgage Loan” means a Mortgage Loan that (i) is a First Mortgage, (ii) does not fully conform to the underwriting criteria for sale to FNMA or FHLMC with respect to credit quality, (iii) meets the general underwriting guidelines for subprime mortgages established by Countrywide Financial or such other Approved Investor identified at the time of approval as including subprime product offerings from time to time the current version of which is on file with the Agent, and (iv) does not have a loan-to-value ratio which is greater than one hundred percent (100%).
     “Origination Date”: with respect to a Mortgage Loan, the earlier of the date of the Mortgage securing such Mortgage Loan or the date of the Mortgage Note evidencing such Mortgage Loan.
     “Origination Price”: with respect to a Mortgage Loan originated by the Company, the unpaid principal amount of such Mortgage Loan less all discounts collected by the Company in connection with said Mortgage Loan.
     “Piggy Back Mortgage Loan”: a Second Mortgage loan where the First Mortgage Loan is also funded by the Borrower and warehoused under this Agreement.
     “Pledged Mortgage Loan”: as defined in the Pledge and Security Agreement.
     “Second Mortgage”: a Mortgage which is subject to one prior or superior Mortgage.
     “Second Mortgage Loan”: a Second Mortgage which is either a Conforming Mortgage Loan or a Mortgage Loan secured by a Second Mortgage on improved real estate which is in all cases a Piggy Back Mortgage Loan and which is in an amount not in excess of ninety-percent (90%) of the Appraised Value of such real estate minus the amount secured by the prior or superior Mortgage thereon.
     “Specific Covered Loan” means a Mortgage Loan that matches all requirements for purchase under the requirements of a Loan-Specific Takeout Commitment.
     “Super Jumbo Mortgage Loan”: a Mortgage Loan secured by a First Mortgage on improved real estate which (a) is in an amount in excess of the amount eligible for purchase by FHLMC and FNMA, (b) which is in an amount exceeding $1,000,000 but not exceeding $2,000,000, (c) has been underwritten in accordance with the guidelines of an Approved Investor and (d) has been approved in advance by the Agent for collateral purposes in its sole discretion.
     “Uncovered Mortgage Loan” means a Mortgage Loan that is not subject to a Hedge or is not a Specific Covered Loan, but that would be an Eligible Mortgage Loan if it were subject to a Hedge or if it were a Specific Covered Loan.
     “VA Mortgage Loan”: a Mortgage Loan secured by a First Mortgage which is guaranteed, or is eligible to be guaranteed by, and is covered by a binding commitment to guarantee of, the VA pursuant to the provisions of the Servicemen’s Readjustment Act of 1944, as amended.
“Wet Funded Loan”: a Pledged Mortgage Loan which has been closed and funded under either (a) Good Funds Agreement and an Agreement to Pledge pursuant to Section 4.01 of the Pledge and Security Agreement or (b) an Agreement to Pledge pursuant to Section 4.02 of the Pledge and Security Agreement, and, in either case, for which the applicable Mortgage Note and other instruments and documents required to be delivered to the Collateral Agent under paragraph 2 of the applicable Collateral Identification Letter have not been received by the Collateral Agent.